UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2024

Global AI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Front Street Suite 300 Jupiter, FL	33477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 240-0333

Wall Street Media Co, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2024, Global AI, Inc. (the “Company”) filed a Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Nevada to effect a 4-for-1 forward stock split of the shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.001 per share (the “Class B Common Stock”), either issued and outstanding or held by the Company as treasury stock, effective as of 11:45 a.m. (Eastern time) on January 29, 2024 (the “Forward Stock Split”). Holders of capital stock of the Company representing a majority of the voting power of all the then-outstanding shares of capital stock of the Company approved a resolution to affect the Forward Stock Split.

As a result of the Forward Stock Split, every one share of issued and outstanding Class A Common Stock will be automatically split into four issued and outstanding shares of Class A Common Stock, without any change in the par value per share, and every one share of issued and outstanding Class B Common Stock will be automatically split into four issued and outstanding shares of Class B Common Stock. No fractional shares will be issued as a result of the Forward Stock Split. Any fractional shares that would otherwise have resulted from the Forward Stock Split will be rounded up to the next whole number. The Forward Stock Split will increase the number of shares of Class A Common Stock outstanding from 28,578,006 shares to approximately 114,312,024 shares, subject to adjustment for the rounding up of fractional shares. The Forward Stock Split will increase the number of shares of Class B Common Stock outstanding from 10,000,000 shares to approximately 40,000,000 shares, subject to adjustment for the rounding up of fractional shares. The total number of Class A Common Stock and Class B Common Stock combined after the Forward Stock Split will be 154,312,024. The number of authorized shares of common stock under the Certificate of Incorporation will remain unchanged at 250,000,000 shares.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Global AI, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2024	GLOBAL AI, INC.

	By:	/s/ Abhinav Somani
Abhinav Somani
Chief Executive Officer